UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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March 16, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 17, 2007, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360.

The following Notice of the Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting of Shareholders. Directors and executive officers of Palmetto Bancshares, Inc., as well as representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, will be present to respond to any appropriate questions shareholders may have. The Elliott Davis, LLC representatives will have the opportunity to make a statement if they desire to do so.

To ensure proper representation of your shares at the Annual Meeting of Shareholders, please sign, date, and return the enclosed Proxy Card as soon as possible, even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend.

Sincerely,

L. LEON PATTERSON

Chairman and

Chief Executive Officer

PALMETTO BANCSHARES, INC.

301 HILLCREST DRIVE

POST OFFICE BOX 49

LAURENS, SOUTH CAROLINA 29360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. will be held on April 17, 2007, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360 for the following purposes:

1.	To elect seven directors of Palmetto Bancshares, Inc.; and

2.	To consider and act upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The Board of Directors of Palmetto Bancshares, Inc. is not aware of any business other than the election of directors to come before the Annual Meeting of Shareholders.

Shareholders of record at the close of business on March 2, 2007 are entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

Whether or not you plan to attend the Annual Meeting of Shareholders, please complete and sign the enclosed Proxy Card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote in person at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

Laurens, South Carolina

March 16, 2007

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.

PROXY STATEMENT

of

PALMETTO BANCSHARES, INC.

301 HILLCREST DRIVE

POST OFFICE BOX 49

LAURENS, SOUTH CAROLINA 29360

ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2007

This Notice of Annual Meeting of Shareholders (the “Meeting”), Proxy Statement and Proxy Card (collectively the “Proxy Materials”) are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Palmetto Bancshares, Inc. (the “Company”). Palmetto Bancshares, Inc. is the holding company for The Palmetto Bank (the “Bank”). This solicitation is being made in connection with the Annual Meeting of Shareholders to be held at 3:00 p.m. on April 17, 2007 at 301 Hillcrest Drive, Laurens, South Carolina, 29360. The enclosed Proxy Materials are being mailed on or about March 16, 2007.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote

Shareholders of record as of the close of business on March 2, 2007 (the “Voting Record Date”) are entitled to one vote for each share of $5.00 par value common stock of the Company then held. As of the close of business on the Voting Record Date, the Company had 6,379,805 shares of Common Stock outstanding and entitled to vote.

Voting and Proxy Procedures

The Company’s Board solicits proxies so that each shareholder has the opportunity to vote on each proposal being considered at the Meeting. Each share of Common Stock outstanding on the Record Date will be entitled to one vote at the Meeting. Proxy cards are enclosed to facilitate voting.

If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by sending in your proxy as described below. Execution of the enclosed proxy card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided, will not impact your right to attend the Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, you may receive a separate voting instruction form with this Proxy Statement.

Proxies for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your proxy card but do not specify how you want to vote your shares, we will vote them FOR each of the items being proposed by management and in the discretion of the proxy holders as to any other business that may properly come before the Meeting and any adjournment.

Proxy Revocation Procedures

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting a duly executed proxy bearing a later date which is received by the Company’s Corporate Secretary at least five business days prior to the Meeting;

•	Filing a written notice of revocation with the Company’s Corporate Secretary at least five business days prior to the Meeting; or

•

Appearing at the Meeting in person and giving the Company’s Corporate Secretary proper written notice of your intention to vote in person (although attendance at the Meeting will not, in and of itself, revoke a proxy).

If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Company’s Corporate Secretary within the deadlines noted above.

Quorum

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker nonvotes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Other Matters Related to the Meeting

Only matters brought before the Meeting in accordance with the Company’s Bylaws will be considered. Aside from the election of directors, the Company does not know of any other matters that will be presented at the Meeting. However, if any other matters properly come before the Meeting and any adjournment, the proxy holders will vote them in accordance with their best judgment.

Should any nominee for director become unable or unwilling to accept nomination or election, the persons acting under the proxy intend to vote for the election of another person recommended by the Corporate Governance and Nominating Committee of the Board of Directors and nominated by the Board. The Company has no reason to believe that any of the seven nominees will be unable or unwilling to serve if elected to office.

Representatives of Elliott Davis, LLC, the Company’s independent registered public accounting firm, will be present at the Annual Meeting of Shareholders to respond to any appropriate questions shareholders may have. The Elliott Davis, LLC representatives will have the opportunity to make a statement if they desire to do so.

PROPOSAL 1—ELECTION OF DIRECTORS

General Information Regarding Election of Directors

The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee for election as director. Abstentions and broker non-votes with respect to nominees will not be considered to be either affirmative or negative votes. Shareholders do not have cumulative voting rights with respect to the election of directors.

The Board of Directors is divided into three classes. At each Annual Meeting of Shareholders, the Company’s shareholders elect the members of one of the three classes to three-year terms. At this Annual Meeting, four directors are being nominated for reelection for terms expiring at the 2010 annual meeting. In addition, three Directors are being nominated for terms expiring at each of the 2008, 2009, and 2010 Meetings. Two of the three nominees were appointed to the board in September 2006 increasing the number of directors from twelve to fourteen. The nominees include Jane S. Sosebee who was appointed to a Board term expiring at the 2008 Meeting by action of the Board of Directors in September 2006, L. Stewart Spinks who was appointed to a Board term expiring at the 2009 Meeting by action of the Board of Directors in June 2006 to fill the vacancy created by the death of William S. Moore, II during the first quarter of 2005, and Albert V. Smith who was appointed to a Board term expiring at the 2010 Meeting by action of the Board of Directors in September 2006.

Proxies, unless indicated to the contrary, will be voted “FOR” the reelection of the four nominees named below as directors with terms expiring at the 2010 Annual Meeting of Shareholders, “FOR” the election of the one nominee named below as a director with a term expiring at the 2008 Annual Meeting of Shareholders, “FOR” the election of the one nominee named below as a director with a term expiring at the 2009 Annual Meeting of Shareholders, and “FOR” the election of the one nominee named below as a director with a term expiring at the 2010 Annual Meeting of Shareholders.

Information on Nominees and Directors

Management proposes to nominate to the Board the seven persons listed as nominees below. Unless authority to vote for a nominee is withheld, the persons named in the enclosed proxy card intend to vote for the election of these nominees. Management believes all such nominees will be available to serve as directors. However, should any nominee become unable to serve, the persons named in the enclosed proxy card intend to vote for the election of such other person as management may recommend. The following tables set forth information regarding the nominees and continuing directors, including their name, age, period they have served as a director, and occupation over the past five years.

Nominees for Director for Reelection at the 2007 Annual Meeting of Shareholders

for Terms Ending at the 2010 Annual Meeting of Shareholders

Michael D. Glenn
Age (1)	66	Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1993. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.
Director Since (2)	1994
Term Expiring	2010

Ann B. Smith
Age (1)	45	Ms. Smith has been the Director of Annual Giving for Clemson University since 1986. Ms. Smith has served as the Clemson University Academic Program Coordinator since December 2006.
Director Since (2)	1997
Term Expiring	2010

W. Fred Davis, Jr.
Age (1)	63	Mr. Davis was owner and President of Palmetto Spinning Corporation, where he was employed from 1969 to 1995. Mr. Davis retired in 1995.
Director Since (2)	1978
Term Expiring	2010

David P. George, Jr.
Age (1)	65	Mr. George retired as General Manager of George Motor Company, an automobile dealership in Laurens, South Carolina, in 2004. He had served in that capacity since 1964.
Director Since (2)	1973
Term Expiring	2010

(1)	At December 31, 2006
(2)	Does not include prior service, if any, on the Company’s banking subsidiary community Boards

Nominee for Director for Election at the 2007 Annual Meeting of Shareholders

for Term Ending at the 2008 Annual Meeting of Shareholders

Jane S. Sosebee
Age (1)	50

Ms. Sosebee has been with AT&T since 1979 and has held the position of Regional Director since April 2001.

Ms. Sosebee currently serves as the Chair of the Anderson County Development Partnership, as Vice Chair of Public Policy for the Greenville Chamber of Commerce, and as Chair Elect for the Greenville Chamber of Commerce for 2008. Additionally, she serves on the Board of the Clemson University Foundation, the Tri-County Technical College Foundation, the Upstate Alliance, the Peace Center, the Commerce Club, the Urban League of the Upstate, and the Oconee Alliance.

Director Since (2)	2006
Term Expiring	2008

(1)	At December 31, 2006

(2)	Does not include prior service, if any, on the Company’s banking subsidiary community Boards

Nominee for Director for Election at the 2007 Annual Meeting of Shareholders

for Term Ending at the 2009 Annual Meeting of Shareholders

L. Stewart Spinks
Age (1)	60

Mr. Spinks founded the Spinx Oil Company in 1972. He now serves as The Spinx Company, Inc.’s Chief Executive Officer. Spinx is the largest privately held gasoline convenience retailer in South Carolina. Mr. Spinks has served as Chief Executive Officer of Enigma, Inc., a real estate development company, since 1984, of Spinx Foods, Inc. since 1996, and of TRS, Inc., an equipment leasing company, since 1985.

Mr. Spinks serves on the Board of National Association of Convenience Stores, through which he serves on the Coca Cola Leadership Council, and on the Board of the Society of Independent Gasoline Marketers Association, the Greenville Technical College Foundation, the Furman University Advisory Council, the Furman University Foundation, the Furman University Board of Trustees, the Urban League of the Upstate, and the Boy Scouts of America.

Director Since (2)	2006
Term Expiring	2009

(1)	At December 31, 2006

(2)	Does not include prior service, if any, on the Company’s banking subsidiary community Boards

Nominee for Director for Election at the 2007 Annual Meeting of Shareholders

for Term Ending at the 2010 Annual Meeting of Shareholders

Albert V. Smith
Age (1)	60

Mr. Smith has been a sole proprietor with the law firm of Albert V. Smith, Professional Association Law Firm since 1989. Prior to this time, Mr. Smith was a Partner in the law firms of Turnipseed, Holland and Smith and Turnipseed, Smith and Smith.

Mr. Smith is a member of the South Carolina, American, and national Bar Associations, the South Carolina Bar Committee on Character and Fitness, and the Spartanburg County Commission on Higher Education.

Director Since (2)	2006
Term Expiring	2010

(1)	At December 31, 2006

(2)	Does not include prior service, if any, on the Company’s banking subsidiary community Boards

Continuing Directors Whose Terms End at the 2008 Annual Meeting of Shareholders

John T. Gramling, II.
Age (1)	65	Mr. Gramling has served as President of Gramling Brothers, Inc., a diversified orchard business, since 1965, and has been the President of Gramling Brothers, Inc. Real Estate, a real estate sales and development company in Gramling, South Carolina, since 1970.
Director Since (2)	1984
Term Expiring	2008

John D. Hopkins, Jr.
Age (1)	55

Mr. Hopkins has served as President and owner of The Fieldstone Group, a diversified investment and development company with real estate, farm, land, and timber holdings, since 2000. Prior to this, Mr. Hopkins was employed with Owens Corning for 26 years.

Mr. Hopkins has served on the Board of the History Museum of the Upcountry since 2002.

Director Since (2)	2004
Term Expiring	2008

Paul W. Stringer
Age (1)	63

Mr. Stringer has served as President and Chief Operating Officer of Palmetto Bancshares, Inc. since April 1994. From April 1990 to April 1994, he served as Executive Vice President of Palmetto

Bancshares, Inc. From June 1982 to April 1990, Mr. Stinger served as Vice President of Palmetto Bancshares, Inc.

Mr. Stringer has been Chairman of the Board of Directors and Chief Executive Officer of The Palmetto Bank since January 2004. He served as President and Chief Operating Officer of The Palmetto Bank from March 1986 to December 2003. Mr. Stringer served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

Director Since (2)	1986
Term Expiring	2008

Edward K. Snead, III
Age (1)	47	Mr. Snead has been the owner and President of Snead Builders Supply Company, Inc., a Greenwood, South Carolina based family owned and operated building supply store, since 1981.
Director Since (2)	1997
Term Expiring	2008

(1)	At December 31, 2006

(2)	Does not include prior service, if any, on the Company’s banking subsidiary community Boards

Continuing Directors Whose Terms End at the 2009 Annual Meeting of Shareholders

L. Leon Patterson
Age (1)	65

Mr. Patterson has served as Chairman of the Board of Directors and Chief Executive Officer of Palmetto Bancshares, Inc. since April 1990. From June 1982 to April 1994, he served as President of Palmetto Bancshares, Inc.

Mr. Patterson served as Chairman of the Board and Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004. Mr. Patterson also served as Chairman of the Board and President of The Palmetto Bank from January 1978 to February 1986, and he served as President of The Palmetto Bank in 1977.

Mr. Patterson currently serves as a Board member of the Greenville County Art Museum Association, as a Board member of Upstate Forever, an Upstate educational and advocacy organization for smart growth, and as an executive Board member of Upstate Alliance, an Upstate global marketing organization.

Director Since (2)	1971
Term Expiring	2009

Sam B. Phillips, Jr.
Age (1)	65

Mr. Phillips has been Chief Executive Officer and owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency in Greenville, South Carolina, since 1968. He has served as Chairman for S.B. Phillips Company, Inc. since 1968 and as President and owner of Phillips Properties, Inc., a real estate holding company since 1993.

Mr. Phillips is the sole shareholder of Fairway Group of SC, LLC, Eagle Zone, LLC, and Cobblestone Group, Inc. He is a partner of W.S. Avondale Properties, WPP Water, LLC, WSM Holdings, LLC, and Wyatt Real Estate Opportunity Fund, LLC. Mr. Phillips serves as a partner and Board member of SubAir Systems, LLC, Woodhead, LLC (DBA

Director Since (2)	2000
Term Expiring	2009

		Graniteville Specialty Fabrics), Meridian Resources, Inc., and Innovative Adhesives, Inc., a company specializing in the research and production of such products. Since 2005, Mr. Phillips has been a Partner and Board Member in Four Equestrian Partners, LLC, a land development company. He is General Partner of Azalea Fund II, LLC and is a Limited Partner of Azalea Fund I, LLC. Mr. Phillips serves as Chairman of the Board for Power Equipment Maintenance, Inc. He also serves on the Board of Directors of St. Francis Hospital Foundation and the Boy Scouts of America. Mr. Phillips is also the Co-Chairman of the Salvation Army Capital Campaign for the new Salvation Army Kroc Center to be located in Greenville, South Carolina.

J. David Wasson, Jr.
Age (1)	61

Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate South Carolina, since 1975.

Mr. Wasson serves on the Board of National Rural Utilities Cooperative Finance Corporation.

Director Since (2)	1979
Term Expiring	2009

(1)	At December 31, 2006

(2)	Does not include prior service, if any, on the Company’s banking subsidiary community Boards

INFORMATION ABOUT THE COMPANY’S BOARD OF DIRECTORS AND ITS COMMITTEES

Role and Functioning of the Board

The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except for those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The Board of Directors has the responsibility for overseeing the affairs of the Company.

Each year, senior management sets aside specific periods to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Specific operating priorities are developed to effectuate such long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the conclusions reached at its meetings with the Board, and seeks approval of the overall corporate strategy and long-range operating plan. At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance.

Meetings of the Board of Directors

At the invitation of the Board, members of senior management are invited by the Board to attend Board meetings or portions thereof for the purpose of participating in discussions.

Board Member Attendance at Board, Committee, and Annual Meeting of Shareholders

The Board of Directors conducts its business through Board meetings and through its committees. During the year ended December 31, 2006, the Board held 12 meetings, one of which was the Company’s 100th anniversary celebration.

Only one of Palmetto Bancshares, Inc.’s directors, L. Stewart Spinks, attended less than 75 percent of the total meetings of the Board and Board committees that occurred during such Board member’s service on the Board or Board committees during the year ended December 31, 2006. Mr. Spinks accepted the Company’s invitation to join its Board in June 2006. At this time, he informed the Board that prior engagements would prohibit him from attending two of the remaining 2006 Board meetings.

The Company has not established a formal policy regarding director attendance at its Annual Meeting of Shareholders, but it encourages all directors to attend these meetings. The Board Chairman presides at the Annual Meeting of Shareholders. All members of the Board at the time of the Company’s 2006 Annual Meeting of Shareholders attended that meeting.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. As such, the Board has adopted procedures as described below for communications with directors.

Shareholders of Palmetto Bancshares, Inc. may communicate with the chairpersons of the Company’s Corporate Governance and Nominating Committee, Audit Committee, or Compensation Committee or with Palmetto Bancshares, Inc.’s directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director Communications. The email or written correspondence should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication (i) does not relate to the business or affairs of Palmetto Bancshares, Inc. or the functioning or constitution of the Board or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise not appropriate for delivery to directors.

The directors who ultimately receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with Palmetto Bancshares, Inc.’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Process of Evaluating Director Candidates

The Corporate Governance and Nominating Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices.

Among other things, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and for recommending to the Board the individuals for nomination as members of the Board, reviewing the qualifications and independence of the members of the Board and its various committees on a regular periodic basis, and making any recommendations from time to time concerning any recommended changes in the composition of the Board and its committees.

The Corporate Governance and Nominating Committee and the Board expect to maintain a Board that demonstrates objectivity and the highest degree of integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating director candidates (i) a reputation for the industry, integrity, honesty, candor, fairness, and discretion; (ii) a high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to Palmetto Bancshares, Inc.’s businesses; (iii) a knowledge, or being willing and able to obtain such knowledge, in the critical aspects of Palmetto Bancshares, Inc.’s businesses and operations; and (iv) experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation. Additionally, nominees for the Board recommended by the Corporate Governance and Nominating Committee should contribute to the mix of skills, core competencies, and qualifications of the Board through expertise in one or more of the following areas: banking and other financial services, accounting and finance, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation.

The Corporate Governance and Nominating Committee seeks the input of the other members of the Board in identifying and attracting director candidates consistent with the criteria outlined above. In addition, the Corporate Governance and Nominating Committee may use the service of consultants or a search firm, although it has not done so in the past.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders. Shareholders may recommend qualified director candidates to the Corporate Governance and Nominating Committee of the Board in accordance with standard Company policies by sending written notice to directorcommunications@palmettobank.com or to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Director Communications. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Determinations With Respect to the Independence of Directors

The committee makes an annual determination regarding the independence of each of Palmetto Bancshares, Inc.’s directors under the definition found in Section 303a of the New York Stock Exchange Company Manual. The Board last made these determinations for each member of the Board in February 2007.

The Board has determined that twelve of its fourteen directors are independent as contemplated under the rules of the New York Stock Exchange Company Manual. The two individuals who are not independent, Messrs. Patterson and Stringer, are both executive officers of Palmetto Bancshares, Inc.

Director Compensation

The following table summarizes the compensation of the nonemployee directors for Palmetto Bancshares, Inc. during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)	Aggregate Number of Option Awards Outstanding at Year-End (#)
W. Fred Davis, Jr.	25,500	—	25,500	—
David P. George, Jr.	25,500	—	25,500	—
Michael D. Glenn	25,500	—	25,500	5,000
John T. Gramling, II	25,500	—	25,500	4,000
John D. Hopkins, Jr.	25,500	5,190	30,690	5,000
Sam B. Phillips, Jr.	25,500	—	25,500	5,000
Albert V. Smith	13,500	4,290	17,790	5,000
Ann B. Smith	25,500	—	25,500	—
E. Keith Snead, III	25,500	—	25,500	5,000
Jane S. Sosebee	13,500	4,290	17,790	5,000
L. Stewart Spinks	16,500	4,790	21,290	5,000
J. David Wasson, Jr.	24,000	—	24,000	—

(1)	Represents expense recognized in accordance with SFAS 123(R) for nonqualified stock option awards. All awards were granted in 2006 except for those granted to Mr. Hopkins that were granted in 2005. The Company cautions that the amounts reported for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the director’s continued service.

During the year ended December 31, 2006, both management and nonmanagement members of the Company’s Board received monthly fees of $1,500 and an annual retainer of $7,500 for services provided to the Company as directors. Directors of Palmetto Bancshares, Inc. also serve on the Board of Directors of The Palmetto Bank. Directors receive no additional compensation related to their service on The Palmetto Bank Board. All directors have the same compensation agreement with regard to his or her service to the Company on the Board of Directors. If a director misses more than one Board meeting and the Company does not excuse such absences, the director forfeits his / her monthly fee. During 2006, J. David Wasson, Jr. had one unexcused absence that resulted in forfeiture of monthly compensation, and L. Stewart Spinks had one unexcused absence that resulted in forfeiture of monthly compensation

Directors who serve on the Company’s banking subsidiary community Boards of Directors were paid $100 on a monthly basis during 2006. Directors of Palmetto Bancshares, Inc. who also serve on the Company’s banking Board of Directors do not receive any additional compensation related to their service on such Boards.

Directors of the Company are eligible to participate in the 1997 Stock Compensation Plan. Options to directors granted under this plan are under the same terms as those granted under the plan for employees of the Company. See Executive Compensation, Equity Compensation for discussion of the plan.

Committee Membership

The following table summarizes the current nonmanagement membership of the committees of Palmetto Bancshares, Inc.’s Board of Directors.

Director	Audit	Compensation	Corporate Governance and Nominating	Credit	Trust

W. Fred Davis, Jr.	X			X
David P. George, Jr.					X
Michael D. Glenn			X	X
John T. Gramling, II				X
John D. Hopkins, Jr.		X	X
Sam B. Phillips, Jr.		X	X
Albert V. Smith					X
Ann B. Smith	X		X
E. Keith Snead, III					X
Jane S. Sosebee					X
L. Stewart Spinks	X
J. David Wasson, Jr.	X	X

Standing Board Committees

The Company’s Board of Directors has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee of the Board, chaired by Ann B. Smith, monitors the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory, and legal compliance; appoints, sets the compensation for, and oversees the work of the external auditors employed for the purpose of preparing an audit report or related work; provides an avenue of communication among the independent registered public accounting firm, management, employees, the internal auditing department, and the Board; and reviews the independent audit plan and results of the auditing engagement. The Audit Committee met four times during the year ended December 31, 2006. See Audit Committee Matters for further information regarding the Board’s Audit Committee. The Board of Directors has determined that all members of the Company’s Audit Committee are independent, as defined in Section 303a of the New York Stock Exchange Company Manual.

Compensation Committee

The Compensation Committee of the Board, chaired by J. David Wasson, Jr., reviews the Company’s compensation policies and benefit plans and makes recommendations regarding senior management’s compensation. The Compensation Committee met four times during 2006. See Compensation Committee Matters for further information regarding the Board’s Compensation Committee. The Board of Directors has determined that all members of the Company’s Compensation Committee are independent, as defined in Section 303a of the New York Stock Exchange Company Manual.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board, chaired by Michael D. Glenn, assists the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices. The Corporate Governance and Nominating Committee met four times during 2006. See Corporate Governance and Nominating Committee Matters for further information regarding the Board’s Corporate Governance and Nominating Committee. The Board of Directors has determined that all members of the Company’s Corporate Governance and Nominating Committee are independent, as defined in Section 303a of the New York Stock Exchange Company Manual.

Audit Committee Matters

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Company’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Company with legal and regulatory requirements; (iii) the independence and performance of the Company’s internal auditors and external independent registered public accounting firm; (iv) significant reports regarding the Company prepared by the internal auditors; and (v) employee and shareholder complaints regarding accounting, audit, or internal control issues. A full description of the Audit Committee’s responsibilities is included in the Audit Committee’s Charter. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

In fulfilling its responsibilities, the Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the audited financial statements for the year ended December 31, 2006. Management represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statements of Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications.”

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees below is compatible with maintaining the independence of the independent registered public accounting firm and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee or its designee as set forth in Auditing and Related Fees below to ensure that such services do not impair the registered audit firm’s independence with regard to the Company.

The Audit Committee selects, subject to Board approval, the Company’s independent registered public accounting firm. After reviewing the independence and performance of Elliott Davis, LLC during the 2006 year-end audit and discussing significant audit-related issues with representatives of Elliott Davis, LLC, the Audit Committee recommended to the Board, and the Board approved, the reappointment of Elliott Davis, LLC as Palmetto Bancshares, Inc.’s independent registered public accounting firm for 2007.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and its review of the audited financial statements for the year ended December 31, 2006 and the representations of management and the report of the independent registered public accounting firm to the Audit

Committee, the Audit Committee recommended that the Board include the Company’s audited Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

The following independent directors, who comprise the committee, provide this report.

W. Fred Davis, Jr.

Ann B. Smith, Chairperson

L. Stewart Spinks

J. David Wasson, Jr.

Auditing and Related Fees

The following table summarizes fees paid to Elliott Davis, LLC for professional audit services associated with the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005 and fees billed for other Elliott Davis, LLC services in 2006 and 2005. The Audit Committee has considered whether the provision of these services is compatible with maintaining Elliott Davis, LLC’s independence.

	2006	2005
Audit Fees (1)	$145,950	135,950
Audit-Related Fees (2)	23,385	18,000

Audit Fees and Audit Related Fees	169,335	153,950
Tax Fees (3)	19,602	16,080
All Other Fees (4)	—	—

Total Fees	$188,937	170,030

(1)	Audit fees consisted of the following

	2006	2005

Audit of consolidated financial statements and quarterly reviews	$83,100	76,100
Audit of internal control over financial reporting	62,850	59,850

Total audit fees	$145,950	135,950

(2)	Audit related fees consisted of fees for audits of the Company’s employee benefit plans as well as payments made with regard to miscellaneous audit related research.

(3)	Tax fees consisted of fees for tax consultation and compliance services for the Company in conjunction with the preparation of the Company’s tax returns as well as the Internal Revenue Service’s audit performed during 2005 with respect to the 2003 tax year.

(4)	All other fees paid for professional services rendered related to the registered independent public accounting firm’s assistance with regard to the new requirements for management and the Company’s registered independent public accounting firm’s requirement to report on the effectiveness of internal control over financial reporting.

Audit Committee Financial Expert

Although the Board has determined that the Audit Committee of Palmetto Bancshares, Inc. does not have an “Audit Committee financial expert,” nor does the Board believe that current Board membership includes an individual who could be considered an “Audit Committee financial expert,” as that term is defined by applicable Securities and Exchange Commission rules, the Board believes that the current members of the Audit Committee are fully capable of satisfying their Audit Committee responsibilities based on their experience and background.

Audit Committee members each individually have many of the attributes used by the Securities and Exchange Commission to define an “Audit Committee financial expert” through past or current service as noted in each member’s business experience included herein. Specifically the Company’s Audit Committee members are able to read and understand fundamental financial statements, have a clear understanding of generally accepted accounting principles, have an understanding of internal controls and procedures for financial reporting, and understand their responsibilities as Audit Committee members. In addition, for these and other responsibilities, the Audit Committee is authorized to use consultants to provide financial accounting expertise in any instance where members of the Audit Committee believe such assistance would be useful.

Audit Committee Charter

The Audit Committee of the Company’s Board operates under a written charter adopted by the Board on January 16, 2001, as amended, a copy of which is attached as Appendix A to this Proxy Statement for the Annual Meeting of Shareholders.

Audit Committee Pre-Approval Policy

It is the policy of the Audit Committee to preapprove all auditing services and nonauditing services provided to the Company by its independent registered public accounting firm, Elliott Davis, LLC, including fees and terms. Preapproval may be granted by the full Audit Committee or through its approved designee acting on the Audit Committee’s behalf. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. The Audit Committee, either in its entirety or through its designee, preapproved all of the engagements for the audit of the Company, audit related engagements, and tax engagements of Elliott Davis, LLC related to the years ended December 31, 2006 and December 31, 2005. Additionally, during the year, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC.

Compensation Committee Matters

Role and Functioning of the Compensation Committee

The Compensation Committee’s primary duties and responsibilities are establishing and monitoring compensation and benefit plan policies of the Company and making recommendations regarding compensation and benefits for the Company and its subsidiary’s officers. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors, as it deems appropriate, to assist it in the conduct of any such investigation.

Compensation Committee Independence

Each member of the Compensation Committee is independent as defined under the New York Stock Exchange listing standards. Compensation Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Compensation Committee members are current officers or employees of the Company or its affiliates.

Compensation Committee Charter

Although the Compensation Committee does not have a formal charter, it operates under a set of “guidelines” outlining committee duties and responsibilities. The committee is currently in the drafting stages of a formal Charter document.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or its subsidiary during the year ended December 31, 2006, was formerly an officer or employee of the Company or its subsidiary, or had any relationship otherwise requiring disclosure.

Corporate Governance And Nominating Committee Matters

Role and Functioning of the Corporate Governance And Nominating Committee

The Corporate Governance and Nominating Committee’s primary duties and responsibilities are (i) to establishment criteria for Board and Board committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (ii) to make recommendations to the Board regarding proposals submitted to the Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company; (iii) to make recommendations to the Board regarding corporate governance practices; (iv) to monitor the Board’s and the Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance policies; and (v) to lead the Board in its annual review of the Board’s performance. A full description of the Corporate Governance and Nominating Committee’s responsibilities is included in the Corporate Governance and Nominating Committee’s Charter. The Corporate Governance and Nominating Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors as it deems appropriate to assist it in the conduct of any such investigation.

Corporate Governance And Nominating Committee Charter

The Corporate Governance and Nominating Committee of the Company’s Board operates under a written charter adopted by the Board on October 26, 2004, as amended, a copy of which is not available on the Company’s website but was attached as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders Held April 19, 2005.

Code of Ethics

The Company has a Code of Ethics applicable to all officers and employees. Many, but not all, of the items identified as elements of a code of ethics under Item 406 of Regulation S-K are included within this Code of Ethics. However, the Company is in the process of considering additional special ethics obligations for senior officers. A copy of the current Code of Ethics will be furnished without charge upon written request to Lauren Greer, The Palmetto Bank, Post Office Box 49, Laurens, South Carolina 29360. Once amended, the Company will file, as an exhibit to its next annual report, with the Securities and Exchange Commission a copy of its Code of Ethics that applies specifically to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, the Company will post the amended Code of Ethics on its website. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of its Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such amendments or waiver to the Company’s website at www.palmettobank.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon these reports, the following table sets forth, as of January 1, 2007, certain information as to those persons who were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. As of January 1, 2007, management knows of no persons, other than L. Leon Patterson, who beneficially owned more than five percent of the outstanding shares of the Company’s common stock. The Company inquires of directors and Named Executive Officers, as defined below, regarding their knowledge of beneficial owners who may own more than five percent of the Company’s common stock. In addition, the Company’s Secretary reviews share ownership records to determine any additional owners that may own greater than five percent of the Company’s common stock. The information summarized in the following table is exclusively based on these inquiries and the reports described above.

The following table also sets forth, as of January 1, 2007, information as to the shares of the Company’s common stock beneficially owned by (a) all directors and nominees for director, (b) the registrant’s principal executive officer, all individuals serving as the registrant’s principal financial officer and the registrant’s other three most highly compensated executive officers other than the principal executive officer who received total compensation in excess of $100,000 during the fiscal year ended December 31, 2006 (“Named Executive Officers”) and (c) all executive officers and directors of the Company as a group.

Beneficial Owner	Common Stock Beneficially Owned (1) (#)		Common Stock Subject to a Right to Acquire (2) (#)	Percent of Common Stock (3) (%)
Directors

Employee Directors
L. Leon Patterson	558,401	(5)	6,850	8.6
301 Hillcrest Drive
Laurens, South Carolina 29360
Paul W. Stringer	80,858	(6)	5,000	1.3

Nonemployee Directors
W. Fred Davis, Jr.	43,140	(7)	—	(4)
David P. George, Jr.	13,511		—	(4)
Michael D. Glenn	10,730	(8)	5,000	(4)
John T. Gramling, II	15,000	(9)	4,000	(4)
John D. Hopkins, Jr.	40,500	(10)	2,000	(4)
Sam B. Phillips, Jr.	27,488		5,000	(4)
Albert V. Smith	736		1,000	(4)
Ann B. Smith	6,200	(11)	—	(4)
E. Keith Snead, III	13,695	(12)	5,000	(4)
Jane S. Sosebee	100		1,000	(4)
L. Stewart Spinks	100		1,000	(4)
J. David Wasson, Jr.	12,800	(13)	—	(4)

Named Executive Officers
Ralph M. Burns, III	51,782	(14)	4,000	(4)
George A. Douglas, Jr.	18,000	(15)	14,400	(4)
W. Michael Ellison	5,060	(16)	5,000	(4)
Teresa W. Knight	31,495	(17)	17,935	(4)
Directors and Named Executive Officers as a group (18 people)	929,596		77,185	15.4

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and / or investment power with respect to such shares. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and / or investment power.

(2)	Includes options awarded under the Company’s 1997 Stock Compensation Plan that are exercisable within 60 days of the close of business on the Voting Record Date.

(3)	The percentages of beneficial ownership have been calculated based on 6,367,450 outstanding shares of the Company’s common stock (outstanding as of January 1, 2007). In addition, under Rule 13d-3 of the Exchange Act of 1934, the percentages have been computed on the assumption that shares of the Company’s common stock that can be acquired within 60 days of the close of business on the Voting Record Date upon the exercise of options by a given person are outstanding.

(4)	Beneficial ownership does not exceed one percent of the class so owned as computed per note (3) above.

(5)	Of these shares of common stock beneficially owned, 31,490 shares are directly owned in his 401(k) account, Mr. Patterson’s wife indirectly owns 54,514 shares, and Mr. Patterson’s wife and her mother indirectly own 18,887 shares. Mr. Patterson is also a Named Executive Officer of the Company.

(6)	The number of shares of common stock beneficially owned by Mr. Stringer includes 25,858 shares directly owned in his 401(k) account. Mr. Stringer is also a Named Executive Officer of the Company.

(7)	The number of shares of common stock beneficially owned by Mr. Davis includes 19,429 shares directly owned with his wife, 15,209 shares directly owned but managed by Delaware Charter and Trust, and 2,794 shares indirectly owned by his wife.

(8)	The number of shares of common stock beneficially owned by Mr. Glenn includes 8,500 shares directly owned but managed by Delaware Charter and Trust.

(9)	The number of shares of common stock beneficially owned by Mr. Gramling includes 9,000 shares directly owned but managed by Delaware Charter and Trust.

(10)	The number of shares of common stock beneficially owned by Mr. Hopkins includes 37,974 shares directly owned but managed by Delaware Charter and Trust and 250 shares held in custodian for each his son and daughter. Additionally, 8,000 shares of Mr. Hopkin’s stock are pledged as collateral.

(11)	The number of shares of common stock beneficially owned by Ms. Smith includes 500 shares indirectly owned within trust accounts for her two sons, as to which she acts as custodian.

(12)	The number of shares of common stock beneficially owned by Mr. Snead includes 3,534 total shares indirectly owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. Also included are 1,410 shares indirectly owned by Mr. Snead’s wife.

(13)	The number of shares of common stock beneficially owned by Mr. Wasson includes 2,400 shares directly owned with his wife. Additionally, 6,600 shares of Mr. Wasson’s stock are pledged as collateral.

(14)	The number of shares of common stock beneficially owned by Mr. Burns includes 16,342 shares directly owned in his 401(k) account.

(15)	The number of shares of common stock beneficially owned by Mr. Douglas includes 264 shares directly owned jointly with his wife and 1,736 shares directly owned through an IRA account.

(16)	The number of shares of common stock beneficially owned by Mr. Ellison includes 60 shares indirectly owned for her son and daughter, as to which she acts as custodian.

(17)	The number of shares of common stock beneficially owned by Ms. Knight includes 8,910 shares directly owned in her 401(k) account and 2,120 shares directly owned jointly with her husband.

EXECUTIVE OFFICERS

The Board appoints Palmetto Bancshares, Inc.’s executive officers. All executive officers serve until their successors are duly appointed or until their earlier death, resignation, or retirement. The following persons serve as executive officers of Palmetto Bancshares, Inc. or its subsidiary.

Name	Age (1)	Palmetto Bancshares, Inc. Offices Held
L. Leon Patterson	*	*

Paul W. Stringer	*	*

George A. Douglas, Jr.	55	Mr. Douglas has served as President and Chief Retail Officer of The Palmetto Bank since January 2004. Mr. Douglas served as Executive Vice President of The Palmetto Bank from September 1999 to December 2003 and as Senior Vice President of The Palmetto Bank from July 1993 to August 1999.

Ralph M. Burns III	56	Mr. Burns has served as Treasurer of Palmetto Bancshares, Inc. since April 1998 and served as a Vice President of Palmetto Bancshares, Inc. from April 1990 to April 1998. Mr. Burns has served as Executive Vice President of The Palmetto Bank since September 1999. From January 1982 until September 1999, he served as Senior Vice President and Cashier of The Palmetto Bank. From January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, Mr. Burns served as Assistant Cashier of The Palmetto Bank.

W. Michael Ellison	54	Mr. Ellison has served as Executive Vice President and Chief Credit Officer of The Palmetto Bank since January 2001. He served as Senior Vice President from March 2000 to December 2000. Prior to March 2000, Mr. Ellison served as Senior Vice President at Community First Bank in Walhalla, South Carolina.

Teresa W. Knight	51	Ms. Knight has served as Executive Vice President of The Palmetto Bank since September 1999. She served as Senior Vice President of The Palmetto Bank from January 1993 to August 1999. From July 1987 to December 1993, she served as Vice President of The Palmetto Bank.

Hubert E. Tuttle, III	38	Mr. Tuttle was elected Executive Vice President of The Palmetto Bank in January 2006. From January 2001 until that time, Mr. Tuttle served as Senior Vice President of the Bank. From August 1997 until December 2000, Mr. Tuttle served as Vice President of the Bank.

Matthew I. Walter	41	Mr. Walter was elected Executive Vice Present of The Palmetto Bank in January 2006. From January 2000 until this time, Mr. Walter served as Senior Vice President of the Bank. From January 1997 until December 1999, Mr. Walter served as Vice President of the Bank, and from January 1994 until December 1996, Mr. Walter served as a Bank Officer. Between August 1990 and December 1993, Mr. Walter held three positions concurrently including Management Trainee, Commercial Loan Officer, and Assistant Investment Officer.

(1)	At December 31, 2006

*	Information included in Proposal 1—Election of Directors—Information on Nominees and Directors, as these individuals are also Directors or Director Nominees of Palmetto Bancshares, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information regarding compensation paid by the Company during the year ended December 31, 2006 to Palmetto Bancshares, Inc.’s Named Executive Officers for services rendered in all capacities to Palmetto Bancshares, Inc. or its subsidiary. For purposes of this table, all nonequity incentive award amounts included for a particular year were actually paid in the first quarter of the following year.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compens- ation Earnings ($) (3)	All Other Compensation ($) (2)	Total ($)
L. Leon Patterson *	2006	376,194	—	173,049	82,455	55,077	686,775
Chairman and CEO
Palmetto Bancshares, Inc.

Paul W. Stringer *	2006	351,930	—	161,887	189,843	98,183	801,843
President and Chief Operating Officer
Palmetto Bancshares, Inc.
Chairman and CEO
The Palmetto Bank

George A. Douglas, Jr. **	2006	198,100	21,024	91,126	58,937	34,463	403,650
President and Chief Retail Officer,
The Palmetto Bank

Ralph M. Burns, III **	2006	150,000	—	69,000	88,143	10,502	317,645
Executive Vice President
The Palmetto Bank

W. Michael Ellison **	2006	150,000	—	69,000	21,691	9,974	250,665
Executive Vice President
The Palmetto Bank

Teresa W. Knight **	2006	150,000	21,024	69,000	70,625	9,814	320,463
Executive Vice President
The Palmetto Bank

(1)	Represents expense recognized in accordance with SFAS 123(R) for incentive stock option awards. Ms. Knight’s options were granted in 2003, and Mr. Douglas’ options were granted in 2004. The Company cautions that the amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service.

(2)	All other compensation for Named Executive Officers includes the following components. Other amounts may have been expended by the Company that may have had value as a personal benefit to the Named Executive Officer. However, the total value of such benefits did not exceed $10,000.
a.	Premiums paid by the Company on behalf of these individuals with respect to insurance not generally available to all employees,
b.	Contributions to the individuals 401(k) plan on behalf of these individuals as matching contributions, all of which are vested, and
c.	Cash compensation related to their service as directors of the Company (L. Leon Patterson and Paul W. Stringer).

(3)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are comprised entirely of changes between December 31, 2005 and December 31, 2006 in the actuarial present value of the accumulated pension benefits of each of the Named Executive Officers. The Named Executive Officers receive pension benefits under the same formula applied to all employees. None of the Named Executive Officers received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts, if applicable. The Company cautions that the values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are theoretical as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the years ended December 31, 2005 and December 31, 2006. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s pension plans during any given year.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

The goal of the Company’s Named Executive Officer compensation program is the same as our goal for operating the Company—to create long-term value for our shareholders. To this end, compensation programs have been designed and implemented for Named Executive Officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of Company shareholders and to encourage them to remain with the Company for long and productive careers. Most compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, equity and nonequity incentive compensation, and retirement benefits. In deciding on the type and amount of compensation for each executive, the Company focuses on both current pay and the opportunity for future compensation. Compensation elements are combined for each executive in a manner believed to optimize the executive’s contribution to the Company.

Compensation Objectives

The Company’s six executives identified in the Summary Compensation Table (whom the Company refers to as our Named Executive Officers) have a combined total of 154 years with the Company during which they have held different positions and been promoted to increasing levels of responsibility. Each Named Executive Officer’s compensation package reflects his or her superior management experience, continued high performance and exceptional career of service to the Company over a long period of time. Key elements of compensation that depend upon performance include:

•	base salary that is based on an assessment of his or her performance and contributions to the Company’s overall performance;

•	nonequity incentive compensation that is based on an assessment of his or her performance against pre-determined quantitative measures within the context of the Company’s overall performance;

•	equity incentive compensation in the form of stock options, subject to vesting schedules that require continued service with the Company; and

•	retirement benefits, which are available to all qualifying Company employees.

Base salary and nonequity incentive compensation are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. These elements of the Names Executive Officer’s compensation package, as well as the equity incentive compensation component, focus on motivating and challenging the executive to achieve superior, longer-term, sustained results. The Company seeks to align the interests of the Named Executive Officers with those of our investors by evaluating executive performance on the basis of key financial measurements that we believe closely correlate to long-term shareholder value.

Implementing Objectives

Determining Compensation

The compensation setting process consists of establishing targeted overall compensation for each member of executive management and then allocating that compensation among base salary and nonequity incentive compensation. The Company has in place a Senior Management Incentive Plan that establishes a point system for determining nonequity incentive compensation based on the extent to which the Company meets certain performance goals adopted by the Compensation Committee. The Company also has in place an Officer Incentive Compensation Plan that also establishes a point system for determining nonequity incentive compensation based on the extent to which the Company and its employees meet standards of measurement developed annually and adopted by the Compensation Committee. No bonuses are paid to officers of the Company outside the parameters of these plans.

To assist the Company in establishing “targeted overall compensation” for the Company’s Chief Executive Officer and the Bank’s Chief Executive Officer, a study is performed of management of comparable companies including direct competitors headquartered in and around the Company’s market area that generally recruit individuals to fill senior management positions who are similar in skills and background to those of the person that the Company recruits. The Compensation Committee places more emphasis on the targeted overall compensation of competitors that are similar to Palmetto Bancshares, Inc. in size and profitability. Studies such as this cover in detail only those individuals for whom compensation information is disclosed publicly. The overall results of this study provide the starting point for the Compensation Committee’s compensation analysis.

The Compensation Committee then exercises judgment in making compensation decisions for the Company’s Chief Executive Officer and the Bank’s Chief Executive Officer, after reviewing the performance of the Company and carefully evaluating the executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance shareholder value.

The Compensation Committee follows a similar process with respect to establishing targeted overall compensation for the remaining Named Executive Officers. However, less company specific data is used to assist in establishing compensation for the remaining Named Executive Officers.

The Company generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. The Company relies on the formulaic achievement of financial goals only with regard to the basis for payments under the Senior Management Incentive Plan and Officer Incentive Compensation Plan. The Company does not attempt to maintain a certain target percentile within a peer group to determine executive compensation. Instead, flexibility is incorporated into compensation programs and in the assessment process to respond to and adjust to the evolving business environment.

The Company strives to achieve an appropriate mix between equity incentive compensation and cash compensation, including base salary and nonequity incentive compensation, in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control compensation decisions.

No Employment and Severance Agreements

Named Executive Officers do not have employment, severance, or change-of-control agreements. Named Executive Officers serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s performance-based compensation philosophy. In addition, policies on employment, severance, and retirement arrangements help retain executives by subjecting to forfeiture equity incentive compensation that they have accrued over their careers with the Company but not exercised if they leave prior to retirement.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO. As part of this responsibility, it oversees the design, development and implementation of the compensation program for all Company officers, including its Named Executive Officers.

Management of the Company evaluates the performance of employees of the Company and its subsidiary. Resulting base salary increases are recommended to the Compensation Committee based on these evaluations, and the Compensation Committee reviews the evaluations and recommends to the Board base salaries for the coming year for all Company officers. As discussed herein, considerations may include, but are not necessarily limited to, management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, extraordinary accomplishments, economic conditions, external events that impact the operations of the Company and its subsidiary, the competitiveness of the employee’s total compensation, the Company’s ability to pay an appropriate and competitive salary, position of salary to the competitive market median salary, and any added responsibilities since the employee’s last salary increase.

The Compensation Committee evaluates the performance of the Company’s Named Executive Officers and determines compensation in light of the goals and objectives of the compensation program. The Compensation Committee assesses the performance of the Company’s Chief Executive Officer. The Chief Executive Officer of the Company and the Compensation Committee together assess the performance of the Bank’s Chief Executive Officer, and the Compensation Committee, the Chief Executive Officer of the Company, and the Bank’s Chief Executive Officer assess the performance of the Company’s remaining officers, including the remaining Named Executive Officers.

Elements Used to Achieve Compensation Objectives

Annual Cash Compensation—Base Salary

Base salaries for Named Executive Officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Base salaries are reviewed approximately every 12 months, but are not automatically increased.

Annual Cash Compensation—Nonequity Incentive Plans

The Company’s practice is to award cash bonuses based upon performance objectives. The Senior Management Incentive Plan provides that the members of senior management, designated each year by the Compensation Committee and including the Named Executive Officers, will receive up to 50% of their base salary in nonequity incentive compensation if 100% of the Company performance goals, as approved by the Board, are met and exceeded by specified amounts. Standards of measurement are determined based on the Company’s annual Profit Plan projections which the Company believes establishes superior standards of performance. The incentives become payable within a range of the superior standards of performance under the belief that falling just short of a “stretch goal” also adds long-term value for our shareholders and exceeding a “stretch goal” adds additional long-term value for our shareholders.

With regard to fiscal 2006, the Compensation Committee adopted seven performance goals for Named Executive Officer nonequity incentive plans, including goals based on return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth. In 2006, Named Executive Officers earned bonuses equal to 46% of their base salary at December 31, 2006 pursuant to this plan. Bonuses are paid in January.

The Company believes that the annual bonus rewards high-performing executives who drive the Company’s results and incents them to sustain this performance over a long career.

The salaries paid and the annual bonuses awarded to the Named Executive Officers in 2006 are discussed herein and summarized in the Summary Compensation Table.

Equity Compensation

The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with the shareholders’ and retain the executives through the term of the awards.

The Company adopted SFAS 123, as revised, in 2004 beginning in fiscal 2006. The Company weighs the cost of grants with their potential benefits as a compensation tool. The Company believes that providing grants of stock options effectively balances our objective of focusing the Named Executive Officers on delivering long-term value to shareholders with the Company’s objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of Palmetto Bancshares, Inc. stock on the date of exercise exceeds the price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. None of the Named Executive Officers received stock option grants in 2006.

As outlined in the Amended and Restated 1997 Stock Compensation Plan document, as approved by the Company’s shareholders in April 1998, the grant of equity incentive compensation under this plan is “limited to directors and those officers and key employees of the Company or any of its subsidiaries who have the greatest impact on the Company’s long-term performance and are selected by the Board or committee.”

Historically, the Company has not granted equity incentive compensation on an annual basis. Instead, grants to directors and applicable employees typically coincide with appointments to key management positions. The number of option shares granted is determined based on the recipient’s management level.

The exercise price of each stock option awarded to senior executives under the Company’s equity incentive compensation plan is the fair market value of Palmetto Bancshares, Inc. stock on the date of grant, which is the date of the Board and / or Compensation Committee meeting at which equity awards for senior executives are approved. The stock options granted become exercisable in five equal annual installments beginning the year of the grant date and have a maximum ten-year term. Under the terms of the Company’s equity incentive compensation plan, options granted under the plan terminate prior to the expiration of their term on the date the optionee ceases to be a director of the Company or an employee of the Company or any subsidiary of the Company, unless the optionee dies, becomes permanently or totally disabled, or resigns or retires with the consent of the Company, in which case the participant may exercise the previously unexercised portion of the option at any time within three months after the participant’s resignation or retirement to the extent the optionee could have exercised the option immediately prior to such resignation or retirement.

Our senior executives, including our Named Executive Officers, are required to hold for at least six months any net shares of Company stock received through the exercise of stock options. The Company prohibits the purchase or sale of options or derivative securities that are directly linked to Palmetto Bancshares, Inc. stock by our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End. The following table summarizes information with respect to options to purchase shares of Palmetto Bancshares, Inc.’s Common Stock held by the Named Executive Officers and the number of shares covered by both exercisable and unexercisable stock options at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
L. Leon Patterson	6,850	—		8.75	December 31, 2007
Paul W. Stringer	5,000	—		8.75	December 31, 2007
George A. Douglas, Jr.	14,400	9,600	(1)	23.30	December 31, 2013
Ralph M. Burns III	4,000	—		8.75	December 31, 2007
W. Michael Ellison	5,000	—		13.00	December 31, 2009
Teresa W. Knight	17,935	4,800	(2)	20.00	December 31, 2012

(1)	4,800 options vest during the year ending December 31, 2007 and 4,800 options vest during the year ending December 31, 2008.

(2)	4,800 options vest during the year ending December 31, 2007.

Stock Options Exercised During the 2006 Fiscal Year. The following table summarizes information with respect to options of Palmetto Bancshares, Inc.’s Common Stock exercised by the Named Executive Officers during the year ended December 31, 2006.

OPTION EXERCISES

	OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
L. Leon Patterson	6,850	127,068
Paul W. Stringer	5,000	92,750
George A. Douglas, Jr.	—	—
Ralph M. Burns III	4,600	85,330
W. Michael Ellison	—	—
Teresa W. Knight	1,265	9,235

Retirement Benefits

An important retention tool is the Company’s noncontributory defined benefit pension plan that covers all full-time employees having at least twelve months continuous service and having attained age 21. The plan is designed to produce a designated retirement benefit, and benefits are fully vested after five years of service. No vesting occurs until five years of service has been achieved.

Pension Benefits. The following table summarizes information with respect to the Company’s Pension Plan that provides for benefits at, following, or in connection with retirement.

PENSION BENEFITS

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
L. Leon Patterson	39	1,010,265	—
Paul W. Stringer	37	876,537	—
George A. Douglas, Jr.	13	184,102	—
Ralph M. Burns III	31	350,619	—
W. Michael Ellison	6	58,706	—
Teresa W. Knight	25	238,854	—

The Company’s pension plan operates in the same manner for all participants and there is no special formula for the Chief Executive Officer or any other Named Executive Officer. Under the Company’s defined contribution pension plan, a participant’s normal retirement benefit is calculated using 1.15% of the individual’s final average monthly compensation multiplied by his or her years of credited service (not to exceed 35 years) plus 0.65% of his or her final average monthly compensation in excess of his of her current covered compensation multiplied by his or her years of credited service (not to exceed 35 years). For purposes of the formula, final average monthly compensation refers to the participant’s monthly compensation average over his or her highest paid five consecutive calendar years of service. For funding purposes, normal retirement benefit is treated as being payable in the form of a life annuity with 60 guaranteed monthly payments. Participants in the plan may work past his or her normal retirement date. However, after this date and prior to the age of 70 1/2, the participant may not begin receiving monthly retirement benefits until employment is terminated. A participant may retire before reaching his or her normal retirement date if the participant is within 10 years of his or her normal retirement date and the individual has reached age 55 and has 15 years of service. If a participant elects to retire early, the monthly benefit under the plan will be based on the amount the participant earned at the early retirement date. The formulas used to calculate benefits this plan are the same for each participant in the plan.

Perquisites and Other Benefits

The Company provides its Named Executive Officers with other benefits that it believes are reasonable and competitive. Such benefits for Named Executive Officers include:

•	Premiums paid on life insurance policies not generally offered to other employees, and

•	Perquisites and other personal benefits, or property including, but not limited to,

•

Payment of the dues for golf and / or clubs. The Company encourages its senior management to belong to golf and social clubs so that they have an appropriate entertainment forum for customers and interaction with their communities, and

•	Use of a car owned by the Company.

Premiums paid on life insurance policies not generally offered to other employees are reflected in the All Other Compensation column in the Summary Compensation Table. Perquisites and other personal benefits are not included in the All Other Compensation column in the Summary Compensation Table as such compensation is less than $10,000.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, and select vision benefits, life insurance, long-term disability coverage, and a 401(k) plan. In addition, all Company officers, including its Named Executive Officers, are reimbursed the costs of a physical examination no more often than once every other year not to exceed $500.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 proxy statement. This report is provided by the following independent directors, who comprise the committee:

John D. Hopkins, Jr.

Sam B. Phillips, Jr.

J. David Wasson, Jr., Chairperson

PERFORMANCE GRAPH

The following graph summarizes a five-year comparison of cumulative returns for the Company, the Standard and Poor (the “S&P”) 500 Index, and the NASDAQ OTC Bank Index. The graph assumes $100 invested on December 31, 2001 in the Company’s common stock and in each of the indices indicated

The cumulative total return for the Company, the S&P 500 Index, and the NASDAQ OTC Bank Index follows:

	12/01	12/02	12/03	12/04	12/05	12/06
Palmetto Bancshares, Inc.	100.00	133.33	143.33	155.33	177.33	182.00
S & P 500	100.00	76.63	96.85	105.56	108.73	123.54
NASDAQ OTC Bank	100.00	104.52	135.80	150.73	144.20	160.07

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 Act requires certain officers of the Company, its directors, and persons who beneficially own more than ten percent of any registered class of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers of the Company, directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all 16(a) forms they file or that are filed on their behalf.

Based solely on a review of the reports filed and written representations provided to the Company by the above-referenced persons, the Company believes that during the fiscal year ended December 31, 2006, all filing requirements applicable to its reporting officers, directors, and greater than ten percent beneficial owners were timely complied with except for filings with respect to one transaction filed on one report on behalf of Ralph M. Burns, W. Fred Davis, Jr., Michael D. Glenn, Teresa W. Knight, Ann B. Smith, L. Stewart Spinks, and Paul W. Stringer and except for filings with respect to two transactions filed on one report on behalf of John D. Hopkins, Jr. and L. Leon Patterson.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Management and Others

Applicable laws and regulations require that all loans or extensions of credit by The Palmetto Bank to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features.

Review, Approval or Ratification of Transactions with Related Persons

Management is responsible for reviewing and approving any transaction between the Company and any director or officer of the Company or members of their immediate family or entities with which they are affiliated. In addition, on an annual basis, each director and executive officer is obligated to complete a “Director and Officer Questionnaire” which requires the director or executive to disclose any related party transactions or business relationships involving the Company or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

Federal Reserve Board Regulation O governs the extension of credit to insiders, including executive officers, directors, and principal shareholders. All extensions of credit to insiders are approved by the Company’s Officer’s Credit Committee, the Board’s Credit Committee, and the Company’s Board of Directors.

FINANCIAL INFORMATION

Copies of the Annual Report to Shareholders and the Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2006, are being mailed to each shareholder of record as of the close of business on the Voting Record Date together with these Proxy Materials. The Annual Report to Shareholders and the Annual Report on Form 10-K are not a part of the Company’s Proxy Materials. The Company will provide without charge to any shareholder of record as of March 2, 2007, who so requests in writing, an additional copy of the Annual Report to Shareholders and / or the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and financial schedules, for the year ended December 31, 2006 filed with the Securities and Exchange Commission. Any such request should be directed to Palmetto Bancshares, Inc., Post Office Box 49, Laurens, South Carolina 29360, Attention: Corporate Secretary.

MISCELLANEOUS MATTERS RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS

Shareholder Proposals

A shareholder who wishes to present a proposal for inclusion in the Proxy Materials relating to the Company’s Annual Meeting of Shareholders to be held in 2008 should ensure that such proposal is received by the Company’s Secretary at its principal executive offices, 301 Hillcrest Drive, Laurens, South Carolina 29360, no later than November 17, 2007. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the Proxy Statement must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

The Company requires timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an Annual Meeting of Shareholders. In the case of director nominations by shareholders at an Annual Meeting of Shareholders, the Company requires that a shareholder’s notice be delivered to the principal executive offices of Palmetto Bancshares, Inc. during the period of time from the 30th day to the 60th day prior to the Annual Meeting of Shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the Board. In the case of other proposals by shareholders at an Annual Meeting of Shareholders, the Company requires that advance written notice be delivered to Palmetto Bancshares Inc.’s Secretary (at the address indicated above). To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of Palmetto Bancshares, Inc. between 60 and 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2008 Annual Meeting of Shareholders must deliver a written notice to Palmetto Bancshares, Inc.’s Secretary (at the address indicated above) between January 18, 2008 and February 17, 2008. However, in the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between 60 and 90 days prior to such Annual Meeting of Shareholders or, if later, within 10 days following the day on which public announcement of the date of such meeting is first made by the Company.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and other employees of the Company may solicit proxies personally or by facsimile or telephone without additional compensation. Banks, brokers, and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and Palmetto Bancshares, Inc. will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.

Householding of Annual Meeting of Shareholders’ Materials

The Securities and Exchange Commission’s rule regarding the delivery of annual reports and proxy statements permits registrants to send a single set of these reports to any household at which two or more shareholders reside if the shareholders have the same last name or the registrant believes they are members of the same family and the registrant sends prior notice to the shareholders that it will deliver a single set of reports to them. Each shareholder will continue to receive a separate Proxy Card. The procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the Company.

Only one copy of Proxy Materials is being delivered to two or more security holders who share an address. If your household has received only one copy of these Proxy Materials, and you would prefer to receive separate copies of these documents, either now or in the future, please contact the Company via telephone at

800.725.2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 301 Hillcrest Drive, Laurens, South Carolina, 29360 Attention: Investor Communications and your address will be removed from the householding listing. If you are now receiving multiple copies of the Company’s Proxy Materials, and you would like to have only one copy of these documents delivered to your household in the future, please contact the Company in the same manner.

Other Matters

The Board is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

Appendix A

Palmetto Bancshares, Inc.

Charter of the Audit Committee of the Board of Directors

(as amended November 21, 2006)

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of Palmetto Bancshares, Inc.’s (“the Company’s”) financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•

Appoint, compensate, approve, and oversee the work of any registered public accounting firm employed by Palmetto Bancshares, Inc. for the purpose of preparing or issuing an audit report or related work, with each such registered public accounting firm reporting to the audit committee.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among Palmetto Bancshares, Inc. employees, independent auditors, management, internal auditing department, and Board of Directors.

•	Report to the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the independence requirements of both the New York Stock Exchange1 and The Sarbanes-Oxley Act of 2002. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors2, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and the regulatory requirements of the Company’s industry and be able to read and understand fundamental financial statements. Additionally, Palmetto Bancshares, Inc. shall disclose whether or not, and if not, the reasons therefore, the audit committee is comprised of at lease one member who is a financial expert, as such term is defined by the Commission under the Sarbanes-Oxley Act of 2002.

1.	Since Palmetto Bancshares stock is not traded on any exchange, the Company elected to comply with the New York Stock Exchange’s definition of independence (Sections 303.01(B)(2)(a) and (3)) as allowed by the Securities and Exchange Commission guidelines when preparing this Charter. Subsequent to this election, The Sarbanes-Oxley Act was passed. Therefore, Palmetto Bancshares, Inc. will also take this legislation into account when in relates to Audit Committee member requirements.

2.	Under The Sarbanes-Oxley Act of 2002, in order for a member of the audit committee of Palmetto Bancshares, Inc. to be independent, he or she may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

•	Accept any consulting, advisory, or other compensatory fee from Palmetto Bancshares, Inc.; or

•	Be an affiliated person of Palmetto Bancshares, Inc. or any subsidiary thereof.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.3 In addition, the Committee, or at least its Chair, should communicate with management and/or the independent auditors quarterly to review the Company’s financial statements when there are any significant findings based upon the auditors limited review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses, including the status of previous recommendations.

4.

If there are any significant findings based upon the independent auditors limited review procedures, review with financial management and the independent auditors the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9)[4]. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.	The audit committee, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by Palmetto Bancshares, Inc. for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report to the audit committee. The Audit Committee shall review the independence and performance of the auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant. Palmetto Bancshares, Inc. shall provide for appropriate funding, as deemed by the audit committee, in its capacity as a committee of the board of directors, for payment of compensation to the registered public accounting firm appointed for the purpose of rendering or issuing an audit report.

3.	The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

4.	If matters are identified during the interim review that would need to be communicated under SAS 61, the auditor must communicate them to the audit committee or be satisfied that they have been communicated to the audit committee by management.

6.	Approve in advance (in accordance with requirements in Section 202 of The Sarbanes-Oxley Act of 2002) the fees and other significant compensation to be paid to the independent auditors for auditing as well as non-audit services with the exception of those excluded through Section 201 of The Sarbanes-Oxley Act of 2002. Approval authorization may be delegated to one or more designated members of the Audit Committee who are independent directors of the board of directors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.	Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.[5]

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal	Audit Department and Legal Compliance

11.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee

12.	Review the appointment, performance, and replacement of the senior internal audit executive.

13.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

14.	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other	Audit Committee Responsibilities

15.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.[6]

16.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

18.	Establish procedures for the receipt, retention, and treatment of complaints received by Palmetto Bancshares, Inc. regarding accounting, internal accounting controls, or auditing matters.

19.	Establish procedures for the receipt and treatment of confidential, anonymous submission by employees of Palmetto Bancshares, Inc. of concerns regarding questionable accounting or auditing matters.

5.	Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

•	The auditor’s responsibility under Generally Accepted Auditing Standards (GAAS);
•	Significant accounting policies;
•	Management judgments and accounting estimates;
•	Significant audit adjustments;
•	Other information in documents containing audited financial statements;

•	Disagreements with management—including accounting principles, scope of audit, disclosures;
•	Consultation with other accountants by management;
•	Major issues discussed with management prior to retention; and
•	Difficulties encountered in performing the audit.

6.	The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:

•	Reviewed and discussed the audited financial statements with management;
•	Discussed with the independent auditors the matters required to be discussed by SAS 61; and
•

Received certain disclosures from the auditors regarding their independence as required by the ISB 1 and then include a statement if based on this review if the audit committee recommended to the board to include the audited financial statements in the annual report filed with the SEC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

April 17, 2007

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints L. Leon Patterson and Teresa M. Crabtree, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on Tuesday, April 17, 2007 at 3:00 p.m., local time, at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, 29360 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matter:

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

	For	With- hold	For All Except
1. The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐

Term Ending at the 2010 Annual Meeting

Michael D. Glenn, Ann B. Smith, W. Fred Davis, Jr., David P. George, Jr. and Albert V. Smith

Term Ending at the 2009 Annual Meeting

L. Stewart Spinks

Term Ending at the 2008 Annual Meeting

Jane S. Sosebee

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2006 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	☐

+	+

    Detach above card, sign, date and mail in postage paid envelope provided.

PALMETTO BANCSHARES, INC.

Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.